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                                                                      EXHIBIT 21

                          SUBSIDIARIES OF THE COMPANY

AUSTRALIA
  Mettler-Toledo Limited

AUSTRIA
  Mettler-Toledo Ges.m.b.H.

BELGIUM
  N.V. Mettler-Toledo S.A.

BERMUDA
  Mettler-Toledo Finance Ltd.

BRAZIL
  Mettler-Toledo Industria e Commercio Ltda.

CANADA
  Mettler-Toledo Inc.

CHINA
  Changzhou Toledo Electronic Scale Ltd.
  Mettler-Toledo Instruments (Shanghai) Ltd.
  Mettler-Toledo Int. Trading (Shanghai) Corp.
  Panzhihua Toledo Electronic Scale Ltd.
  Xinjiang Toledo Electronic Scale Ltd.

CROTIA
  Mettler-Toledo d.o.o.

CZECH REPUBLIC
  Mettler-Toledo spol. s.r.o.

DENMARK
  Mettler-Toledo A/S

FRANCE
  Mettler-Toledo SA
  Mettler-Toledo Analyse Industielle S.a.r.l.
  Ohaus S.a.r.l.

GERMANY
  Mettler-Toledo (Albstadt) GmbH
  Garvens Automation GmbH
  Mettler-Toledo GmbH
  Getmore Gesell fur Marketing & Media Service GmbH
  Ohaus Waagen Vertriebsgesellschaft GmbH
  Mettler-Toledo Management Holding Deutschland GmbH

HONG KONG

  Mettler-Toledo (HK) Ltd.

HUNGARY
  Mettler-Toledo Kereskedelml Kft.

ITALY
  Mettler-Toledo grandi impianti S.r.l.
  Mettler-Toledo S.p.A.

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JAPAN
  Mettler-Toledo K.K.

KOREA
  Mettler-Toledo (Korea) Ltd.

MALAYSIA
  Mettler-Toledo (M) Sdn. Bhd.

MEXICO
  Mettler-Toledo S.A. de C.V.
  Ohaus de Mexico S.A. de C.V.

NETHERLANDS
  Mettler-Toledo B.V.
  Mettler-Toledo Holding B.V.

NORWAY
  Mettler-Toledo A/S
  Cargoscan A/S
  Cargoscan Holding A/S

POLAND
  Mettler-Toledo Sp.z.o.o.

RUSSIA
  3A0 Mettler-Toledo Vostok

SINGAPORE
  Mettler-Toledo (S) Pte.Ltd.

SLOVAK REPUBLIC
  Mettler-Toledo Service s.r.o.
  Mettler-Toledo spol. s.r.o.

SLOVENIA
  Mettler-Toledo d.o.o.

SPAIN
  Mettler-Toledo S.A.E.

SWEDEN
  Mettler-Toledo AB


SWITZERLAND
  Mettler-Toledo Holding AG
  Mettler-Toledo GmbH
  Mettler-Toledo Logistik AG
  Mettler-Toledo Pac Rim AG
  Mettler-Toledo (Schweiz) AG
  Microwa Prazisionswaagen AG
  Pivott Instrumente AG

TAIWAN
  Mettler-Toledo Pac Rim AG-Taiwan Branch

THAILAND
  Mettler-Toledo (Thailand) Ltd.

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UNITED KINGDOM
  Mettler-Toledo Ltd.
  Ohaus Europe Ltd.
  Safeline Limited
  Safeline Holding Company

UNITED STATES OF AMERICA
  ACME Scale & Supply Inc. (PA)
  Hi-Speed Checkweigher Co., Inc. (NY)
  Mettler-Toledo Process Analytical, Inc. (MA)
  Ohaus Corp. (NJ)
  Safeline Inc.

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